Exhibit 99.1




         CITI TRENDS, INC.
         Sales History

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                                   February 2005             March 2005              April 2005
                                   --------------            -----------             ----------
                                   (4 weeks ended,         (5 weeks ended,         (4 weeks ended,
                                    Feb. 26, 2005)           Apr. 2, 2005)           Apr. 30, 2005)
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
       2005 Total Sales             $22.6 million           $24.7 million           $16.3 million
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       2004 Total Sales             $15.3 million           $17.9 million           $14.9 million
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    Total Sales Percentage              47.9%                   38.1%                    9.5%
           Increase
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    2005 Comparable Sales               13.0%                   14.4%                   (9.8%)
Percentage Increase (Decrease)
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